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                                                                   Exhibit 10.56
STEVEN J. BLOEMER                                                        [LOGO]
Vice President
Commercial Banking
                                                         KEY BANK
                                                         Mailcode: OH-18-17-0609
                                                         525 Vine Street
                                                         Cincinnati, OH 45202

October 21, 1997                                         Tel: 513 762-8207
                                                         Fax: 513 762-8222

Wilfred T. O'Gara
Chief Executive Officer
The O'Gara Company
9133 LeSaint Drive
Fairfield, OH 45014

Dear Bill:

KeyBank National Association (hereinafter called the "Bank") is pleased to present a letter of commitment for your consideration to support the following financial package:


     - $7,000,000 Transaction Note for the replacement of debt financing that must be paid with the closing of the Kroll Holdings, Inc. merger ("Kroll Transaction")
     - $7,000,000 Revolving Credit (increase of existing facility by $2,500,000) for general corporate purposes
     - $6,000,000 Line of Credit for the issuance of Standby Letters of Credit (increase of existing facility by $2,000,000) to support performance requirements upon receipt of customer deposits and other corporate purposes as approved by the Bank

This is a commitment open for acceptance by The O'Gara Company (the "Borrower") until 5:00 P.M. Eastern Standard Time on October 27, 1997. Upon acceptance of the Commitment Letter, a non-refundable Commitment Fee in the amount of $25,000 will be required. After closing, the Bank will credit the balance, if any, remaining after the payment of its due diligence expenses to the Facility Fee under the Transaction Note. Should the credit facilities outlined herein not close on or before November 30, 1997, the Bank has the right to terminate this commitment. Upon termination of this commitment by the Bank, the entire Commitment Fee will be retained by the Bank as reimbursement for its expense and efforts in providing this commitment. The fees and expenses with respect to the above mentioned facilities may include but are not limited to legal, documentation, search, underwriting and other due diligence expenses.

THE ATTACHED TERM SHEETS, LOAN COVENANTS, AND CONDITIONS OF FUNDING ARE AN INTEGRAL PART OF THE COMMITMENT.

This commitment shall not be binding upon the Bank unless it is accepted in writing by the Borrower as provided herein, and delivered along with the Commitment Fee to the Bank before the commitment expiration. This commitment shall be governed by the laws of the State of Ohio, without regard to principles of conflict of laws. TIME IS OF THE ESSENCE IN THIS COMMITMENT


Sincerely,                              Terms, conditions and time set forth
                                          are hereby accepted:

/s/ Steven J. Bloemer                   /s/ Wilfred T. O'Gara
-----------------------------           ------------------------------------
Steven J. Bloemer                       Wilfred T. O'Gara
Vice President                           Chief Executive Officer
SJB/ska